                                                         NOT FOR USE IN NEW YORK

(JohnHancock(R) LOGO)
JOHN HANCOCK ANNUITIES

                                    Address: P.O. Box 111, Boston, MA 02117-0111
          Overnight mailing address: 380 Stuart St., 3rd Floor, Boston, MA 02116
                                     Phone: 800-695-4472 www.JHRollover.com/GIFL
                                                       www.JHRollover.com/Select
                                                Home Office: Bloomfield Hill, MI

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

Application for GIFL Rollover VA or GIFL Select Rollover VA

Flexible Payment or Single Payment Deferred Variable Annuity Application

APP.VEN.200.10                                                      0710:1302219

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
1.   STATE OF APPLICATION

     THIS APPLICATION WAS COMPLETED AND SIGNED IN THE STATE OF  [ ] [ ]

2.   PRODUCT ELECTION

     I ELECT TO ROLL OVER THE MARKET VALUE AND VESTED BENEFIT BASE OF MY 401(K) PLAN TO THE CORRESPONDING CONTRACT AS CHECKED BELOW.
     John Hancock Individual Variable Annuity Contract:
     [ ]  GIFL Rollover Variable Annuity (Flexible Premium)
     [ ]  GIFL Select Rollover Variable Annuity (Single Premium)

3.   IRA TYPE (PLEASE CHECK ONE)
     [ ]  Traditional IRA   [ ]  Roth IRA

4.   OWNER [ ]  Male   [ ]  Female   [ ]  Trust/Entity

     -----------------------------------------------------------------------------   ------   -------   -------   ------------------
     Owner's Name (First, Middle, Last or Name of Trust/Entity)                      Date of Birth (mm dd yyyy)   Social Security/
                                                                                                                  Tax Identification
                                                                                                                  Number

     -----------------------------------------------------------------------------   -----------------------------------------------
     Mailing Address                                                                 Client Brokerage Account Number

     -----------------------------------------------------------------------------   -----------------------------------------------
     City, State, Zip                                                                Email Address

     -----------------------------------------------------------------------------
     Residential Address (Required if different from mailing or address is PO Box)

5.   ANNUITANT (if Owner is a Trust/Entity) [ ]  Male   [ ]  Female   CO-ANNUITANT [ ]  Male   [ ]  Female


     -----------------------------------------------------------------------------   (Complete only if the Joint Lifetime Income
     Annuitant's Name (First, Middle, Last or Name of Trust/Entity)                  Benefit is elected. You may not add a
                                                                                     Co-Annuitant if you elected the single life
     -----------------------------------------------------------------------------   option prior to rollover, or if you elected
     Mailing Address                                                                 spousal continuation and your spouse is not
                                                                                     alive at the time of the rollover. Only the
     -----------------------------------------------------------------------------   spouse of the Annuitant may be named as a
     City, State, Zip                                                                Co-Annuitant.)

     -----------------------------------------------------------------------------   -----------------------------------------------
     Residential Address (Required if different from mailing or address is PO Box)   Co-Annuitant's Name (First, Middle, Last or
                                                                                     Name of Trust/Entity)

     -------  ------ ----------   ------------------------------------------------   -----------------------------------------------
     Date of Birth (mm dd yyyy)   Social Security/Tax Identification Number          Mailing Address

                                                                                     -----------------------------------------------
                                                                                     City, State, Zip

                                                                                     -----------------------------------------------
                                                                                     Residential Address (Required if different from
                                                                                     mailing or address is PO Box)

                                                                                     -------  ------ ---------    ------------------
                                                                                     Date of Birth (mm dd yyyy)   Social Security/
                                                                                                                  Tax Identification
                                                                                                                  Number

APP.VEN.200.10                                                      0710:1302219

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
6.   BENEFICIARY/IES (Total of proceeds to primary Beneficiary/ies must equal 100% and total % of proceeds to Contingent
     Beneficiary/ies must equal 100%.)

     CONTINGENT BENEFICIARY/IES RECEIVE PROCEEDS ONLY IF PRIMARY BENEFICIARY/IES PRE-DECEASE THE OWNER. IF YOU WISH TO RESTRICT THE
     DEATH PAYMENT OPTIONS FOR YOUR BENEFICIARY/IES, PLEASE COMPLETE THE SEPARATE RESTRICTED BENEFICIARY FORM. IF YOU HAVE
     ADDITIONAL BENEFICIARY/IES, PLEASE USE THE REMARKS SECTION 9 TO CONTINUE.

     BENEFICIARY #1: [X] PRIMARY                                  BENEFICIARY #2:   [ ] PRIMARY   [ ] CONTINGENT

     ______% of proceeds [ ] Male  [ ] Female  [ ] Trust/Entity   ______% of proceeds  [ ] Male  [ ] Female  [ ] Trust/Entity

     ----------------------------------------------------------   ------------------------------------------------------------------
     Primary Beneficiary's Name (First, Middle, Last or Name of   Beneficiary's Name (First, Middle, Last or Name of Trust/Entity)
     Trust/Entity)

     ----------------------------------------------------------   ------------------------------------------------------------------
     Relationship to Owner                                        Relationship to Owner

     -------  ------ ----------   -----------------------------   -------  ------ ----------   -------------------------------------
     Date of Birth (mm dd yyyy)   Social Security/Tax             Date of Birth (mm dd yyyy)   Social Security/Tax Identification
                                  Identification Number                                        Number


     BENEFICIARY #3:   [ ] PRIMARY   [ ] CONTINGENT               BENEFICIARY #4:   [ ] PRIMARY   [ ] CONTINGENT

     ______% of proceeds [ ] Male  [ ] Female  [ ] Trust/Entity   ______% of proceeds  [ ] Male  [ ] Female  [ ] Trust/Entity

     ----------------------------------------------------------   ------------------------------------------------------------------
     Beneficiary's Name (First, Middle, Last or Name of           Beneficiary's Name (First, Middle, Last or Name of Trust/Entity)
     Trust/Entity)

     ----------------------------------------------------------   ------------------------------------------------------------------
     Relationship to Owner                                        Relationship to Owner

     -------  ------ ----------   -----------------------------   -------  ------ ----------   -------------------------------------
     Date of Birth (mm dd yyyy)   Social Security/Tax             Date of Birth (mm dd yyyy)   Social Security/Tax Identification
                                  Identification Number                                        Number

7.   INITIAL INVESTMENT ALLOCATIONS

     USE THIS SECTION FOR ALLOCATION OF YOUR INITIAL/SINGLE PAYMENT.

     ______ % MFC GIM(1) LIFESTYLE GROWTH     ______% MFC GIM(1) LIFESTYLE BALANCED
     ______ % MFC GIM(1) LIFESTYLE MODERATE   ______% MFC GIM(1) LIFESTYLE CONSERVATIVE
     ______ % MFC GIM(1) MONEY MARKET         ______% MFC GIM(1) CORE DIVERSIFIED         ______% MFC GIM(1) CORE
              (NOT AVAILABLE FOR GIFL SELECT)         GROWTH & INCOME                             FUNDAMENTAL HOLDINGS
     ______ % MFC GIM(1) CORE GLOBAL          ______% JHIMS(2) FRANKLIN TEMPLETON
              DIVERSIFICATION                         FOUNDING ALLOCATION TRUST
                                                      (NOT AVAILABLE FOR GIFL SELECT)
      100% TOTAL

     (1)  MFC Global Investment Management (U.S.A.) Limited

     (2)  John Hancock Investment Management Services, LLC

APP.VEN.200.10                                                      0710:1302219

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
8.   OPTIONAL DOLLAR COST AVERAGING - NOT AVAILABLE FOR GIFL SELECT

     Complete this section if you wish to Dollar Cost Average. Dollar Cost Averaging is an optional program which involves the systematic transfer of specific dollar amounts each month from a Source Fund to one or more variable Portfolios. If no start date is indicated below, automatic transfers start 30 days after your Contract's inception and continue until the Source Fund is depleted. If the transfer date is a weekend or holiday, the transfer will occur on the next business day.

      START DATE:
                  -------  ------ ----------
                  (mm dd yyyy)

     SOURCE FUND                                                  DESTINATION FUND(S) AND % TO ALLOCATE  (must equal 100%)

     [ ] Money Market Fund   [ ] Other Source Fund                                                                                 %
                                                                  ------------------------------------------------   --------------
                                                                  Fund Name
                                                                                                                                   %
                                                                  ------------------------------------------------   --------------
                                                                  Fund Name
                                                                                                                                   %
     If Money Market or Other Source Fund elected, indicate       ------------------------------------------------   --------------
     amount to be transferred each month                          Fund Name
     $                                                                                                                             %
      -------------------------                                   ------------------------------------------------   --------------
                                                                  Fund Name

9.   REMARKS

10.  NOTICE: FOR CALIFORNIA OWNER(S)/ANNUITANT(S) 60 OR OLDER ONLY

     Under California law, there is a 30 Day Right to Review your Contract. The amount that will be returned to you if you cancel your Contract during this 30 day period will depend on the election below which designates where your Payment(s) will be allocated during the Right to Review period. Please check one of the following boxes. IF YOU DO NOT CHECK ONE OF THESE BOXES,
     WE WILL ALLOCATE YOUR PAYMENT TO THE MONEY MARKET PORTFOLIO.

     [ ]  I/We wish to immediately invest in the Investment Allocation(s) elected in Section 7. If my/our Contract is cancelled within 30 days, the Contract Value will be returned to me/us.

     [ ]  I/We authorize the Company to allocate my Payment to the Money Market portfolio for a period of 35 calendar days. On the
          35th day (or next business day) transfer my Contract Value to the Investment Allocation(s) elected in Section 7. If I cancel my/our Contract within 30 days, any Payment(s) will be returned.

APP.VEN.200.10                                                      0710:1302219

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
11.  STATE DISCLOSURES

     FOR APPLICANTS IN ALL STATES EXCEPT AK, AZ, CO, DE, DC, FL, ID, IN, KY, MD, ME, NE, NJ, NM, OH, OK, OR, PA, PR, TN, VA, WA: Any
     person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     FOR AK APPLICANTS: A person who knowingly and with intent to injure, defraud, or deceive an insurance company files a claim containing false, incomplete, or misleading information may be prosecuted under state law.

     FOR AZ APPLICANTS: On written request, the Company is required to provide you, within a reasonable time, factual information regarding the benefits and provisions of your annuity Contract. If, for any reason you are not satisfied with your annuity
     Contract, you may return it within ten days, OR WITHIN THIRTY DAYS IF YOU ARE SIXTY-FIVE YEARS OF AGE OR OLDER ON THE DATE OF
     THE APPLICATION FOR YOUR ANNUITY CONTRACT, after the Contract is delivered and receive a refund of all monies paid. For your protection, state law required the following statements to appear on this form. Any person who knowingly presents a false or fraudulent claim for payment of a loss is subject to criminal and civil penalties.

     FOR CO APPLICANTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

     FOR DE, ID, IN, OK APPLICANTS: Any person who knowingly and with intent to injure, defraud, or deceive an insurance company files a statement of claim containing false, incomplete, or misleading information is guilty of a felony.

     FOR DC APPLICANTS: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

     FOR FL APPLICANTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER, FILES A STATEMENT OF
     CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

     FOR KY, NE, PA APPLICANTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     FOR MD APPLICANTS: Any person who knowingly and willfully presents a false or fraudulent claim for payment for a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     FOR ME, TN, VA, WA APPLICANTS: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE
     COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES OR A DENIAL OF INSURANCE BENEFITS.

     FOR NJ APPLICANTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     FOR NM APPLICANTS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

     FOR OH RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

     FOR OR RESIDENTS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

     FOR PR RESIDENTS: Any person who knowingly and with the intention of defrauding presents false information in an insurance application, or presents, helps, or causes the presentation of a fraudulent claim for the payment of a loss or any other benefit, or presents more than one claim for the same damage or loss, shall incur a felony and, upon conviction, shall be sanctioned for each violation with the penalty of a fine of not less than $5,000 and not more than $10,000, or a fixed term of imprisonment of 3 years, or both penalties. Should aggravating circumstances be present, the penalty thus established may be increased to a maximum of 5 years, if extenuating circumstances are present, it may be reduced to a minimum of 2 years.

     FOR CT & NJ RESIDENTS ONLY: All declarative portions of this application are to the best of my/our knowledge and belief.

     FOR SD APPLICANTS ONLY: All statements are representations and not warranties.

     FOR ME APPLICANTS ONLY: For Non-Qualified Contracts, the Maine State Premium tax is 2%. We deduct a charge in the amount of the tax from the total value of the Contract at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each Purchase Payment at the time it is made.

     MILITARY SALES: This product is not intended to be sold to active duty service members on military installations.

APP.VEN.200.10                                                      0710:1302219

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
12.  ACKNOWLEDGMENTS/SIGNATURES

     I/WE AGREE THAT THE CONTRACT I/WE HAVE APPLIED FOR SHALL NOT TAKE EFFECT UNTIL THE LATER OF: (1) THE ISSUANCE OF THE CONTRACT,
     OR (2) RECEIPT BY THE COMPANY AT ITS ANNUITIES SERVICE CENTER OF THE FIRST PAYMENT REQUIRED UNDER THE CONTRACT.

     I/WE UNDERSTAND THAT UNLESS I/WE ELECT OTHERWISE, THE ANNUITY COMMENCEMENT DATE WILL BE THE LATER OF THE FIRST OF THE MONTH
     FOLLOWING THE ANNUITANT'S 90TH BIRTHDAY, OR 10 YEARS FROM THE CONTRACT DATE (IRA'S MAY REQUIRE DISTRIBUTIONS TO BEGIN BY AGE
     70 1/2). ALTERNATE MATURITY DATE ________________.

     I/WE ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS AND UNDERSTAND THAT ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THE
     CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS ARE VARIABLE AND ARE NOT
     GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

     THE CONTRACT I/WE HAVE APPLIED FOR IS SUITABLE FOR MY/OUR INSURANCE INVESTMENT OBJECTIVES, FINANCIAL SITUATION, AND NEEDS.

     I/WE HAVE READ THE APPLICABLE FRAUD STATEMENT CONTAINED IN THE STATE DISCLOSURES SECTION.

     I/WE CERTIFY MY/OUR STATUS AS A CITIZEN OF THE UNITED STATES OF AMERICA OR A RESIDENT ALIEN OF THE UNITED STATES OF AMERICA.

     TO THE BEST OF MY/OUR KNOWLEDGE AND BELIEF, THE STATEMENTS IN THIS APPLICATION ARE TRUE AND COMPLETE.

     X
     ----------------------------------------------   ----------------------------------------------   -------- -------    ---------
     Signature of Owner                               City, State                                      Date (mm dd yyyy)

     X
     ----------------------------------------------
     Signature of Co-Owner (if any)

     X
     ----------------------------------------------   ----------------------------------------------
     Signature of Annuitant                           City, State

     X
     ----------------------------------------------
     Signature of Co-Annuitant

13.  AGENT INFORMATION

     X
     ----------------------------------------------   ----------------------------------------------   -----------------------------
     Signature of Agent #1                            Printed Name of Agent                            Percentage %


     ----------------------------------------------   --------------------------------------   -------------------------------------
     State License ID                                 Broker/Dealer Rep Number                 Social Security Number


     ---------------------------------------------------------------------------------------   -------------------------------------
     Broker/Dealer Firm                                                                        Agent's Telephone Number

     X
     ----------------------------------------------   ----------------------------------------------   -----------------------------
     Signature of Agent #2                            Printed Name of Agent                            Percentage %


     ---------------------------------------------------------------------------------------   -------------------------------------
     State License ID                                 Broker/Dealer Rep Number                 Social Security Number


     --------------------------------------------------------------------------- -----------   -------------------------------------
     Broker/Dealer Firm                                                                        Agent's Telephone Number

APP.VEN.200.10                                                      0710:1302219

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
TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION*                                                                   ACCEPT     DECLINE

AS THE OWNER, I WILL RECEIVE THIS PRIVILEGE AUTOMATICALLY. By marking "Accept," I am also                           [ ]         [ ]
authorizing John Hancock to act on telephone or electronic instructions from any other person who can furnish proper identification. John Hancock will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, John Hancock and its employees will be held harmless for any claim, loss, liability, or expense.


TELEPHONE WITHDRAWAL AUTHORIZATION*                                                                               ACCEPT     DECLINE

I authorize the Company to act on withdrawal instructions given by telephone from myself or any                     [ ]        [X]
person who can furnish proper identification.
                                                                                                                      Owner MUST
If I elect this option, I understand that neither the Company nor any person authorized by the Company                mark or the
will be responsible for any claim, loss, liability, or expense in connection with a telephone withdrawal            default will be
if the Company or such other person acted on telephone withdrawal instructions in good faith in reliance               selected
on this authorization.

AUTOMATIC REBALANCING*                                                                                            ACCEPT     DECLINE

If marked, the Contract Value will be automatically rebalanced as indicated by variable Investment                  [ ]        [X]
Allocation(s) elected in Section 7 of the application, unless subsequently changed. The initial/single                Owner MUST
Payment must be allocated to at least 2 variable Investment Options in order to participate in                        mark or the
Automatic Rebalancing.                                                                                              default will be
                                                                                                                       selected
If a policyholder elects to participate in Automatic Rebalancing, the total value of the variable
Portfolios must be included in the program. Therefore, fund exchanges and subsequent Payments received and applied to Portfolios in percentages different from the current rebalancing allocation will be rebalanced at the next date of rebalancing. Automatic Rebalancing is not available if you are participating in a Dollar Cost Averaging program from a variable Portfolio.

Rebalancing will occur on the 25th of the month (or next business day); please indicate frequency. If no frequency is indicated, then Automatic Rebalancing will occur Quarterly:

[ ] Quarterly     [ ] Semi-Annually (June & December)     [ ] Annually (December)

*    Unless subsequently changed in accordance with terms of Contract issued.

APP.VEN.200.10-SO                                                   0710:1302219

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Exhibit 24(b)(13)

                                POWER OF ATTORNEY

     I, Thomas Borshoff, in my capacity as a Director of John Hancock Life Insurance Company (U.S.A.) (the "Company"), do hereby constitute and appoint John D. DesPrez III, Lynne Patterson, Emanuel Alves, John J. Danello, Arnold R. Bergman, Thomas J. Loftus and James C. Hoodlet or any of them individually, my true and lawful attorneys and agents to execute, in the name of, and on behalf of, the undersigned as a member of said Board of Directors, the Registration Statement listed below filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 and the Investment Company Act of 1940, and any and all amendments to the Registration Statement listed below filed with the SEC, and the undersigned hereby ratifies and confirms as his or her own act and deed all that each of said attorneys and agents shall do or cause to have done by virtue hereof.

     Variable Annuity Registration Statement filed under the Securities Act of 1933: 333-_______ [GIFL Select IRA Rollover]

     Each of said attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

     This Power of Attorney is intended to supersede any and all prior Power of Attorneys in connection with the above mentioned acts, and is effective February 16, 2010 and remains in effect until revoked or revised.

SIGNATURE                                   TITLE      DATE


/s/ Thomas Borshoff                         Director   February 16, 2010
-----------------------------------------
Thomas Borshoff